Exhibit 99.1

Solar Capital Ltd. Closes New $35 Million Senior Secured Term Loan

NEW YORK--(BUSINESS WIRE)--September 7, 2010--Solar Capital Ltd. (NASDAQ: SLRC) today announced the closing of a new $35 million Senior Secured Term Loan with a new lender. The Term Loan, which expires in September 2013, bears interest at a rate of LIBOR plus 3.25% per annum and has terms substantially similar to the Company’s existing revolving credit facility.

“Not only does this term loan increase our borrowing capacity, it also adds diversity to our capital structure. Since the IPO, we have expanded our borrowing capacity to $390 million and we are very pleased with the continued support of the lender community," said Michael Gross, Chairman and Chief Executive Officer of Solar Capital Ltd.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Nick Radesca, 212-993-1660